EXHIBIT 11.1
                     EVANS & SUTHERLAND COMPUTER CORPORATION
                      EARNINGS (LOSS) PER SHARE CALCULATION
                                    Unaudited
                     (In thousands except per share amounts)
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
                                                          Three Months Ended                           Nine Months Ended
                                               ----------------------------------------     ----------------------------------------
                                               September 25, 1998     September 26,1997     September 25, 1998     September 26,1997
                                               ------------------     -----------------     ------------------     -----------------
                                               Basic      Diluted     Basic     Diluted     Basic      Diluted     Basic     Diluted
                                               -------    -------     ------    -------     ------     -------     ------    ------

   Common shares outstanding
    during the entire period                    10,058     10,058      9,002      9,002      9,067       9,067      9,059     9,059

   Weighted average common shares
    issued (repurchased) during the
    period, net                                    (47)       (47)        54         54        276         276        (12)      (12)
                                               -------    -------     ------    -------     ------     -------     ------    ------
   Weighted average number of
    common shares outstanding                   10,011     10,011      9,056      9,056      9,343       9,343      9,047     9,047

   Weighted average number of
    dilutive common equivalent
    shares outstanding                               -        879          -        541          -           -          -       430
                                               -------    -------     ------    -------     ------     -------     ------    ------
   Weighted average common and
    dilutive common equivalent
    shares outstanding                          10,011     10,890      9,056      9,597      9,343       9,343      9,047     9,477
                                               =======    =======     ======    =======     ======     =======     ======    ======
   Net earnings (loss) applicable to
    common stock                                  $510       $510     $3,825     $3,825   ($23,317)   ($23,317)    $7,211    $7,211

   Net earnings (loss) per common and
    dilutive common equivalent
    share outstanding                            $0.05      $0.05      $0.42      $0.40     ($2.50)     ($2.50)     $0.80     $0.76

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